Exhibit 10.7

Agreement for Member of the Board of Directors

Of

Carbon Conversion Group, Inc.

THIS AGREEMENT is made and entered into effective as of the ______ day of July, 2023 (the “Effective Date”), by and between Carbon Conversion Group, Inc., a Wyoming corporation, (“Company”) and Austin Switzer, an individual (“Director”).

1. Term

(a) This Agreement shall continue for a period of three (3) years from the Effective Date and shall continue thereafter for as long as Director is elected as Member of the Board of Directors (“BoD Member”) of Company.

(b) Notwithstanding the foregoing and provided that Director has neither voluntarily resigned nor been terminated for “cause” as defined in Section 3(b) of this Agreement, Company agrees to use its best efforts to elect Director to the Board for a period of three (3) years at the Annual Meeting of the Shareholders of the Company to be held in July 2026.

2. Position and Responsibilities

(a) Position. Company hereby retains Director to serve as Member of the Board of Directors. Director shall perform such duties and responsibilities as are normally related to such position in accordance with Company’s bylaws and applicable law, including (but not limited to) the following (the “Services”):

(i) Use best efforts to attend scheduled meetings of Company’s Board of Directors;

(ii) Represent the shareholders and the interests of Company as a fiduciary; and

(iii) Participate as a full voting member of Company’s Board of Directors in setting overall objectives, approving plans and programs of operation, formulating general policies, offering advice and counsel, serving on Board Committees, and reviewing management performance. Director hereby agrees to use his best efforts to provide the Services. Director shall not allow any other person or entity to perform any of the Services for or instead of Director. Director shall comply with the statutes, rules, regulations and orders of any governmental or quasi-governmental authority, which are applicable to the performance of the Services, and Company’s rules, regulations, and practices as they may from time-to-time be adopted or modified.

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Agreement for Member of the Board of Directors

(b) Other Activities. Director may be employed by another company, may serve on other Boards of Directors or Advisory Boards, and may engage in any other business activity (whether or not pursued for pecuniary advantage), as long as such outside activities do not violate Director’s obligations under this Agreement or Director’s fiduciary obligations to the shareholders. The ownership of any percent interest in any other entity, by itself, shall not constitute a violation of this duty. Director represents that, to the best of his knowledge, Director has no outstanding agreement or obligation that is in conflict with any of the provisions of this Agreement, and Director agrees to use his best efforts to avoid or minimize any such conflict and agrees not to enter into any agreement or obligation that could create such a conflict, without the approval of the Chief Executive Officer or a majority of the Board of Directors. If, at any time, Director is required to make any disclosure or take any action that may conflict with any of the provisions of this Agreement, Director will promptly notify the Chief Executive Officer or the Board of such obligation, prior to making such disclosure or taking such action.

(c) No Conflict. Except as set forth in Section 2(b), Director will not engage in any activity that creates an actual conflict of interest with Company, regardless of whether such activity is prohibited by Company’s conflict of interest guidelines or this Agreement, and Director agrees to notify the Board of Directors before engaging in any activity that creates a potential conflict of interest with Company. Specifically and except as set forth in Section 2(b), Director shall not engage in any activity that is in direct competition with the Company or serve in any capacity (including, but not limited to, as an employee, consultant, advisor or director) in any company or entity that competes directly with the Company, without the approval of the Chief Executive Officer.

3. Compensation and Benefits

(a) Director’s Fee. In consideration of the services to be rendered under this Agreement, Company shall pay Director a fee at the rate of $9,000 per quarter, which shall be paid in accordance with Company’s regularly established practices regarding the payment of Directors’ fees, but in no event later than 12 months after the Effective Date of this Agreement and each of its subsequent anniversaries, if any.

(b) Committee Member Fee. This optional fee shall be paid during the period that the Board of Directors Member serves on the Compensation Committee, Audit Committee, or other committee that the Company may establish. In consideration of the services to be rendered under this Agreement, Company shall pay Committee Member a fee at the rate of $12,000 per year, which shall be paid in accordance with Company’s regularly established practices regarding the payment of Directors’ fees, but in no event later than 12 months after the Effective Date of this Agreement and each of its subsequent anniversaries, if any.

(c) Payments for fees may be made in the form of cash, S-8 unrestricted stock, or restricted stock as mutually agreed upon by Company and Director.

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Agreement for Member of the Board of Directors

(d) Additional Stock. Company acknowledges that Director is presently an owner of Common Stock in the Company, which ownership and that the rights attributable to these securities (the “Securities”) shall not be affected by the execution of this Agreement. Additionally, from time to time, Company may issue additional Common Stock, Preferred Stock, and/or Options as to both Common and Preferred Stock to Director. In the event (i) of a merger, change in control or sale of Company or (ii) Director either is terminated as a board member or is not reelected, where the Director has not engaged in conduct during his tenure on the board which would constitute “cause” for such termination, as determined by a majority vote of the board members, the Options immediately shall become fully vested. “Cause” means a determination by a majority of the board members that the Director has been engaged in any of the following: (i) malfeasance in office; (ii) gross misconduct or neglect; (iii) false or fraudulent misrepresentation inducing Director’s appointment; (iv) willful conversion of corporate funds; (v) material breach of an obligation to make full disclosure; (vi) gross incompetence; (vii) gross inefficiency; (viii) acts of moral turpitude; or (ix) repeated failure to participate (either by telephone or in person) board meetings on a regular basis despite having received proper notice of the meetings at least 48 hours in advance thereof. The removal of Director, by itself, shall terminate all stock related vesting schedules. The Options shall be subject to the terms and conditions of Company’s Stock Incentive Plan (the “Plan”) and Company’s standard Stock Option Agreement.

(e) Benefits. Company will provide Director with medical, dental, eye-care, disability and life insurance benefits in accordance with the benefit plans established by Company for its senior executives (as may be amended from time to time in Company’s sole discretion) to the extent allowed under the terms of such plans and will pay all premiums for coverage of Director and his family. Director shall also be eligible to participate in any additional benefits made generally available by Company to its senior executives, to the extent allowed by the benefit plans established by Company, which may be amended or terminated at any time in Company’s sole discretion; except that Director shall not be entitled to any paid vacation leave.

(f) Expenses. The Company shall reimburse Director for all reasonable business expenses incurred in the performance of his duties hereunder in accordance with Company’s expense reimbursement guidelines.

(g) Indemnification. Company will indemnify and defend Director against any liability incurred in the performance of the Services to the fullest extent authorized in Company’s Articles of Incorporation, as amended, bylaws, as amended, and applicable law. Company has purchased Director’s and Officer’s liability insurance, and Director shall be entitled to the protection of any insurance policies the Company maintains for the benefit of its Directors and Officers against all costs, charges and expenses in connection with any action, suit or proceeding to which he may be made a party by reason of his affiliation with Company, its subsidiaries, or affiliates.

(h) Records. Director shall have reasonable access to books and records of Company, as necessary to enable Director to fulfill his obligations as a Director of Company.

4. Termination

(a) Right to Terminate. At any time, Director may resign, or be removed, as provided in Company’s Articles of Incorporation, as amended, bylaws, as amended, and applicable law. Notwithstanding anything to the contrary contained in or arising from this Agreement or any statements, policies, or practices of Company, neither Director nor Company shall be required to provide any advance notice or any reason or cause for termination of Director’s status, except as provided in Company’s Articles of Incorporation, as amended, Company’s bylaws, as amended, and applicable law.

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Agreement for Member of the Board of Directors

(b) Effect of Termination as Director. Upon a termination of Director’s status as a Director, this Agreement will terminate; Company shall pay to Director all compensation and benefits to which Director is entitled up through the date of termination; and Director shall be entitled to his rights under COBRA, HIPAA, and any other applicable law. Thereafter, all of Company’s obligations under this Agreement shall cease, except as provided in Sections 1(b), 3(b), 3(d), 3(e) and 5.

5. Termination Obligations

(a) Director agrees that all property, including, without limitation, all equipment, tangible proprietary information, documents, records, notes, contracts, and computer-generated materials provided to or prepared by Director incident to his services belong to Company and shall be promptly returned at the request of Company.

(b) Upon termination of this Agreement, Director shall be deemed to have resigned from all offices then held with Company by virtue of his position as Director. Director agrees that following any termination of this Agreement, he shall cooperate with Company in the winding up or transferring to other directors of any pending work and shall also cooperate with Company (to the extent allowed by law, and at Company’s expense) in the defense of any action brought by any third party against Company that relates to the Services.

(c) The Company and Director agree that their obligations under this Section, as well as Sections 1(b), 3(b), 3(d), 3(e), 4(b), 4(c) and 7, shall survive the termination of this Agreement.

6. Nondisclosure Obligations

Director shall maintain in confidence and shall not, directly or indirectly, disclose or use, either during or after the term of this Agreement, any Proprietary Information (as defined below), confidential information, or trade secrets belonging to Company, whether or not it is in written or permanent form, except to the extent necessary to perform the Services, as required by a lawful government order or subpoena, or as authorized in writing by Company. These nondisclosure obligations also apply to Proprietary Information belonging to customers and suppliers of Company, and other third parties, learned by Director as a result of performing the Services. “Proprietary Information” means all information pertaining in any manner to the business of Company, unless (i) the information is or becomes publicly known through lawful means; (ii) the information was part of Director’s general knowledge prior to his relationship with Company; or possesses the information and did not learn of it from Company.

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Agreement for Member of the Board of Directors

7. Arbitration.

Any dispute or controversy between Company and Director, arising out of or relating to this Agreement, the breach of this Agreement, or otherwise, shall be settled by binding arbitration in accordance with Wyoming law then in effect and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitrator shall have the authority to award any remedy or relief that a court of competent jurisdiction could order or grant, including, without limitation, the issuance of an injunction. However, either party may, without inconsistency with this arbitration provision, apply to any court having jurisdiction over such dispute or controversy and seek interim provisional, injunctive or other equitable relief until the arbitration award is rendered or the controversy is otherwise resolved. Except as necessary in court proceedings to enforce this arbitration provision or an award rendered hereunder, or to obtain interim relief, neither a party nor an arbitrator may disclose the existence, content or results of any arbitration hereunder without the prior written consent of Company and Director. The Company shall pay all of the direct costs and expenses in any arbitration hereunder and the arbitrator’s fees and costs; provided, however, that the arbitrator shall have the discretion to award the prevailing party reimbursement of its, his or her reasonable attorney’s fees and costs.

8. Entire Agreement

This Agreement is intended to be the final, complete, and exclusive statement of the terms of Director’s relationship solely with respect to his position as Director with Company. This Agreement entirely supersedes and may not be contradicted by evidence of any prior or contemporaneous statements or agreements pertaining to Director’s relationship with the Company. Agreements related to Director’s ownership of the Securities are not affected by this Agreement.

9. Amendments; Waivers

This Agreement may not be amended except by a writing signed by Director and by a duly authorized representative of the Company other than Director. Failure to exercise any right under this Agreement shall not constitute a waiver of such right.

10. Assignment

Director agrees that Director will not assign any rights or obligations under this Agreement, with the exception of Director’s ability to assign rights with respect to the Securities. Nothing in this Agreement shall prevent the consolidation, merger or sale of Company or a sale of all or substantially all of its assets.

11. Severability

If any provision of this Agreement shall be held by a court or arbitrator to be invalid, unenforceable, or void, such provision shall be enforced to fullest extent permitted by law, and the remainder of this Agreement shall remain in full force and effect. In the event that the time period or scope of any provision is declared by a court or arbitrator of competent jurisdiction to exceed the maximum time period or scope that such court or arbitrator deems enforceable, then such court or arbitrator shall reduce the time period or scope to the maximum time period or scope permitted by law.

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Agreement for Member of the Board of Directors

12. Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the State of Wyoming.

13. Interpretation

This Agreement shall be construed as a whole, according to its fair meaning, and not in favor of or against any party. Captions are used for reference purposes only and should be ignored in the interpretation of the Agreement.

14. Binding Agreement

Each party represents and warrants to the other that the person(s) signing this Agreement below has authority to bind the party to this Agreement and that this Agreement will legally bind both Company and Director. This Agreement will be binding upon and benefit the parties and their heirs, administrators, executors, successors and permitted assigns. To the extent that the practices, policies, or procedures of Company, now or in the future, are inconsistent with the terms of this Agreement, the provisions of this Agreement shall control. Any subsequent change in Director’s duties or compensation as Director will not affect the validity or scope of the remainder of this Agreement.

15. Director Acknowledgment

Director acknowledges Director has had the opportunity to consult legal counsel concerning this Agreement, that Director has read and understands the Agreement, that Director is fully aware of its legal effect, and that Director has entered into it freely based on his own judgment and not on any representations or promises other than those contained in this Agreement.

16. Counterparts

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

The parties have duly executed this Agreement as of the date first written above.

COMPANY:

Carbon Conversion Group, Inc.

By:
Robert Doherty, Chief Executive Officer

DIRECTOR:

Austin Switzer

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Agreement for Member of the Board of Directors